U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 15, 1998

INTERNATIONAL FOOD & BEVERAGE, INC. (1)
(Exact name of registrant as specified in its charter)

Delaware
(State or jurisdiction of incorporation or organization)

33-43621
(Commission File Number

    33-03007734
(I.R.S. Employer Identification Number

30152 Aventura, Rancho Santa Margarita, California (2)
(Address of principal executive offices)

92688 (2)
(Zip Code)

Registrant's telephone number:  (714) 858-8800 (2)

Not Applicable
(Former name or former address, if changed since last report)

(1) As of February 17, 1999, the name was change to:
Internet Business's International, Inc.

(2) As of March 1, 1999, the address and telephone number was changed to: 3900 Birch Street, Suite 111, Newport Beach,
California 92660; (949) 833-0261.

ITEM 5.  OTHER EVENTS.

On December 15, 1998, Registrant entered into an agreement with Iron Horse Holdings, Inc. ("IRON HORSE"). Under the terms of this agreement, Registrant will sell, and IRON HORSE will buy up to 25,000 shares of Registrant's preferred stock at the price of $100.00 per share. Shares purchased under this agreement are to be issued to IRON HORSE or its designee. Payment for shares sold under this agreement is to be in the form of a promissory note bearing interest at the rate of 9% per annum, and the obligation created thereby is to be secured by a "blanket" or all inclusive security agreement executed by IRON HORSE and perfected by filings as specified by law. Until such note is paid in full, IRON HORSE shall pay the 3% coupon on such shares as are issued under this agreement directly to the shareholder(s) of record at the time such payment becomes due.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET BUSINESS'S INTERNATIONAL, INC.
(formerly known as International Food & Beverage, Inc.)


Dated: April 28, 1999		By: /s/ Albert R. Reda
				 Albert R. Reda
				 Chief Executive Officer